UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

NEW BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55530	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Whittaker Street, New Buffalo, Michigan		49117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 469-2222

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Bancorp, Inc. (the “Company”) announced that effective August 18, 2016, Russell N. Dahl, the former Chief Financial Officer of the Company, was no longer employed by the Company or the Company’s wholly owned subsidiary, New Buffalo Savings Bank (the “Bank”).

The Company also announced that effective August 22, 2016, the Company appointed Shawna L. Zawada to serve as Controller and Principal Financial Officer of the Company and of the Bank. Since 2007, Ms. Zawada has served in positions of increasing responsibility at IU Health La Porte Hospital, La Porte, Indiana. These positions have included Staff Accountant, Financial Analyst, Senior Financial Analyst, and since June 2014, Lean Deployment Leader where she utilized the Lean methodology that relies on a collaborative team effort to improve performance by combining lean enterprise and Six Sigma to eliminate system waste, reduce costs and improve efficiency.

Ms. Zawada is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

New Bancorp, Inc.
DATE: August 24, 2016	By:	/s/ Richard C. Sauerman
Richard C. Sauerman
President and Chief Executive Officer